UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2021

Helbiz, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	HLBZ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	HLBZW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2021, Helbiz Media Italy, S.R.L., a subsidiary of Helbiz, Inc. (“Helbiz”), entered into a Digital Video License Agreement (the “Agreement”) with Amazon Digital UK Limited (“Amazon”). In consideration for a license fee, Helbiz shall make available to Amazon the Helbiz Live subscription service with access to live matches and on-demand content of the Italian Lega Nazionale Professionisti B (“Serie B”) soccer matches (“Helbiz Live”) in the territories of Italy, San Marino, and Vatican City (the “Territories”). Helbiz had acquired a license to the broadcast rights from Serie B on June 18, 2021.

Under the Agreement, Helbiz Live will be delivered to Amazon in the original language, the local dubbed or subtitled version, and all other languages that Helbiz has access to. Users of Amazon’s digital video services (the “Services”) in the Territories will be offered the opportunity to access Helbiz Live for a fee. Helbiz also grants Amazon a royalty-free license to use Helbiz’s marks within the Services as well as to promote Helbiz Live and the availability of subscriptions on the Services. Furthermore, with Helbiz’s approval, Amazon may include advertisements and promotions on Helbiz Live.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2021

Helbiz, Inc.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer